EXHIBIT 10.8

STRICTLY CONFIDENTIAL
EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT
This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of November 1, 2016 (this “Amendment”), is entered into among JOHNSON CONTROLS, INC., a Wisconsin corporation (“JCI”), JOHNSON CONTROLS INTERNATIONAL PLC, an Irish public limited company (formerly known as Tyco International plc, an Irish public limited company) (“JCI PLC”), TYCO FIRE & SECURITY FINANCE S.C.A., a partnership limited by share incorporated under the laws of Luxembourg, (“TFSCA”) and TYCO INTERNATIONAL FINANCE S.A., a limited company incorporated under the laws of Luxembourg (“TIFSA” and together with TFSCA and JCI PLC, the “Existing Parent Guarantors”), the Lenders signatory hereto, the Issuing Lenders signatory hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) under the Credit Agreement, dated as of March 10, 2016 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among JCI, the Existing Parent Guarantors, the Lenders from time to time party thereto and the Administrative Agent.
RECITALS:
A.    JCI PLC, JCI and TIFSA intend to commence one or more offers to exchange (a) at least a majority in aggregate principal amount of JCI’s outstanding, unsecured, unsubordinated registered notes and (b) at least a majority in aggregate principal amount of TIFSA’s outstanding, unsecured, unsubordinated registered notes, in each case, for unsecured, unsubordinated notes of the Parent (which notes shall not have the benefits of any Guarantee by a Subsidiary of the Parent).
B.    JCI has requested that the Lenders and Issuing Lenders amend the Credit Agreement from and after the date hereof as set forth herein; and the undersigned Lenders and Issuing Lenders, on the terms and subject to the conditions set forth herein, are willing to consent to the foregoing.
C.    In consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto hereby agree as follows:
SECTION 1.    Defined Terms. Capitalized terms which are defined in the Credit Agreement (as amended hereby) and not otherwise defined herein have the meanings given in the Credit Agreement (as amended hereby).
SECTION 2.    Amendments. Each of the parties hereto agrees that, subject to the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 3.    Effectiveness. This Amendment will become effective upon satisfaction (or waiver in accordance with Section 11.05 (Amendments and Waivers) of the Credit Agreement) of the following conditions precedent:
(a)    The Administrative Agent shall have received from the Loan Parties, the Lenders and the Issuing Lenders an executed counterpart of this Amendment (or photocopies thereof sent by fax, pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).
(b)    After giving effect to this Amendment, the representations and warranties made by the Principal Borrower contained in Section 4 below shall be true in all respects and no Default shall have occurred and be continuing or shall occur after giving effect to this Amendment.
SECTION 4.    Representations and Warranties. The Principal Borrower represents and warrants, as of the date hereof, that, after giving effect to the provisions of this Amendment, that (a) each of the representations and warranties made by the Principal Borrower in Article 4 (Representations and Warranties of the Loan Parties) of the Credit Agreement is true in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent any such representation and warranty (i) expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects, and (b) no Default has occurred and is continuing.
SECTION 5.    Continuing Effect of the Credit Agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any other provision of any of the Loan Documents. Subject to the express terms of this Amendment, the Credit Agreement remains in full force and effect, and the Loan Parties and the Lenders party hereto acknowledge and agree that all of their obligations hereunder and under the Credit Agreement shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except to the extent specified herein.
SECTION 6.    Miscellaneous. The provisions of Sections 11.03 (Expenses; Indemnification), 11.08 (Governing Law; Submission to Jurisdiction), 11.09 (Counterparts; Integration; Severability), 11.10 (Waiver of Jury Trial); 11.11 (Confidentiality) and 11.14 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) of the Credit Agreement shall apply with like effect to this Amendment. All representations and warranties contained herein shall survive the execution and delivery of this Amendment and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

JOHNSON CONTROLS, INC.

By: /s/ Brian J. Stief Name: Brian Stief Title: Executive Vice President and Chief Financial Officer By: /s/ Frank A Voltolina Name: Frank A Voltolina Title: Vice President and Treasurer

JOHNSON CONTROLS PLC

By: /s/ Brian J. Stief Name: Brian J. Stief Title: Executive Vice President and Chief Financial Officer By: /s/Frank A Voltolina Name: Frank A Voltolina Title: Vice President and Treasurer

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

TYCO FIRE & SECURITY FINANCE S.C.A.

By: /s/Peter Schieser Name: Peter Schieser Title: Manager

TYCO INTERNATIONAL FINANCE S.A.,

By: /s/Peter Schieser Name: Peter Schieser Title: Manager

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender and Issuing Bank

By: /s/ Robert P. Kellas Name: Robert P. Kellas Title: Executive Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and Issuing Bank

By: /s/Christopher Wozniak Name: Christopher Wozniak Title: Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

BARCLAYS BANK PLC., as a Lender and Issuing Bank

By:/s/Evan Moriarty Name: Evan Moriarty Title: Assistant Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

CITIBANK, N.A., as a Lender and Issuing Bank

By: /s/Brian Reed Name: Brian Reed Title: Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender and Issuing Bank

By: /s/John Brady Name: John Brady Title: Managing Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Banco Bilbao Vizcaya Argentaria, S.A. New York Branch as a Lender

By: /s/ Brian Crowley Name:Brian Crowley Title: Managing Director By: /s/Cara Younger Name: Cara Younger Title: Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

The Bank of Nova Scotia as a Lender

By: /s/Michelle C. Phillips Name: Michelle C. Phillips Title: Execution Head & Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

The Bank of New York Mellon Corporation as a Lender

By: /s/Daniel Koller Name: Daniel Koller Title: Authorized Signatory

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

BNP Paribas as a Lender

By: /s/ Pawel Zelezik Name: Pawel Zelezik Title: Vice President By: /s/ Kwang Kyun Choi Name: Kwang Kyun Choi Title: Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Commerzbank AG, New York Branch as a Lender

By: /s/Michael Ravelo Name: Michael Ravelo Title: Director By: /s/Vanessa De La Ossa Name: Vanessa De La Ossa Title: Assistant Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Credit Agricole Corporate and Investment Bank as a Lender

By: /s/Kaye Ea Name: Kaye Ea Title: Managing Director By: /s/Gordon Yip Name: Gordon Yip Title: Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Danske Bank A/S as a Lender

By: /s/ Merete Ryvald Name: Merete Ryvald Title: Chief Loan Manager By: /s/ Gert Carstens Name: Gert Carstens Title: Senior Loan Manager

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Deutsche Bank AG New York Branch as a Lender

By: /s/ Ming K. Chu Name: Ming K. Chu Title: Director By: /s/ Virginia Cosenza Name:Virginia Cosenza Title: Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Goldman Sachs Bank USA as a Lender

By: /s/ Reg Williams Name: Reg Williams Title: Authorized Signatory

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Industrial and Commercial Bank of China Limited, New York Branch as a Lender

By: /s/ Kan Chen Name: Kan Chen Title: Vice President By: /s/ Linjia Zhou Name: Linjia Zhou Title: Executive Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

ING Bank N.V., Dublin Branch as a Lender

By: /s/ Emma Condon-Kraeft Name: Emma Condon-Kraeft Title: Vice President By: /s/ Sean Hassett Name: Sean Hassett Title: Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Intesa Sampaolo S.p.A. as a Lender

By: /s/ William S. Denton Name: William S. Denton Title: Global Relationship Manager By: /s/ Francesco Di Mario Name: Francesco Di Mario Title: F.V.P. & Head of Credit

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Standard Chartered Bank as a Lender

By: /s/ Steven Aloupis Name: Steven Aloupis Title: Managing Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

The Bank of Tokyo-Mitsubishi UFJ, LTD. as a Lender

By: /s/ Thomas Danielson Name: Thomas Danielson Title: Authorized Signatory

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

The Northern Trust Company as a Lender

By: /s/ Peter J. Hallan Name: Peter J. Hallan Title: Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Toronto Dominion (Texas) LLC as a Lender

By: /s/ Annie Dorval Name: Annie Dorval Title: Authorized Signatory

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

U.S. Bank National Association as a Lender

By: /s/ Caroline V. Krider Name: Caroline V. Krider Title: Senior Vice President

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

UniCredit Bank AG, New York Branch as a Lender

By: /s/Ken Hamilton Name: Ken Hamilton Title: Managing Director By: /s/ Eleni Athanasatos Name: Eleni Athanasatos Title: Associate Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

Westpac Banking Corporation as a Lender

By: /s/ Su-Lin Watson Name: Su-Lin Watson Title: Director

[Signature Page to Amendment to Johnson Controls, Inc. Credit Agreement]

STRICTLY CONFIDENTIAL
EXECUTION VERSION
(conformed to Amendment No.1
dated as of November 1, 2016)

US$2,000,000,000
CREDIT AGREEMENT
dated as of
March 10, 2016
among

Johnson Controls, Inc.,
as initial Principal Borrower,

The Guarantors Referred to Herein,

The Eligible Subsidiaries Referred to Herein,

The Lenders Parties Hereto

and

JPMorgan Chase Bank, N.A.,
as Administrative Agent.
________________________________

JPMorgan Chase Bank, N.A.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Barclays Bank PLC,
Citigroup Global Markets Inc.
and
Wells Fargo Securities, LLC,
Joint Lead Arrangers and Joint Bookrunners

Bank of America, N.A.,
Syndication Agent

Barclays Bank PLC,
Citibank, N.A.
and
Wells Fargo Bank, National Association,
Documentation Agents

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

Section 4.01 .	Legal Existence and Power		52
Section 4.02 .	Legal and Governmental Authorization; No Contravention		52
Section 4.03 .	Binding Effect	~~52~~	53
Section 4.04 .	Financial Information.	~~52~~	53
Section 4.05 .	Litigation	~~53~~	54
Section 4.06 .	Compliance with ERISA	~~53~~	54
Section 4.07 .	Environmental Matters		54
Section 4.08 .	Not an Investment Company		54
Section 4.09 .	Full Disclosure		54
Section 4.10 .	Anti-Corruption Laws and Sanctions	~~54~~	55

ARTICLE 5
COVENANTS

Section 5.01 .	Information	~~55~~	56
Section 5.02 .	Payment of Taxes	~~57~~	58
Section 5.03 .	Maintenance of Property; Insurance.	~~57~~	58
Section 5.04 .	Conduct of Business and Maintenance of Existence		58
Section 5.05 .	Compliance with Laws	~~58~~	59
Section 5.06 .	Inspection of Property, Books and Records	~~58~~	59
Section 5.07 .	Minimum Consolidated Shareholders' Equity		59
Section 5.08 .	Negative Pledge		59
Section 5.09 .	Consolidation, Mergers and Sales of Assets	~~60~~	61
Section 5.10 .	Use of Proceeds	~~61~~	62
Section 5.11 .	Additional Parent Guarantors	~~61~~	62

ARTICLE 6
DEFAULTS

Section 6.01 .	Events of Default	~~61~~	62

Section 6.02 .	Notice of Default	~~64~~	65
Section 6.03 .	Cash Cover	~~64~~	66

ARTICLE 7
THE ADMINISTRATIVE AGENT

Section 7.01 .	Appointment and Authorization	~~65~~	66
Section 7.02 .	Administrative Agent and Affiliates	~~65~~	66
Section 7.03 .	Action by Administrative Agent	~~65~~	66
Section 7.04 .	Consultation with Experts	~~65~~	66
Section 7.05 .	Liability of Administrative Agent	~~65~~	66
Section 7.06 .	Indemnification	~~66~~	67
Section 7.07 .	Credit Decision	~~66~~	67
Section 7.08 .	Successor Administrative Agent	~~66~~	67
Section 7.09 .	Administrative Agent's Fee	~~67~~	68
Section 7.10 .	Other Agents	~~67~~	68

ARTICLE 8
CHANGE IN CIRCUMSTANCES

Section 8.01 .	Basis for Determining Interest Rate Inadequate or Unfair	~~67~~	68
Section 8.02 .	Illegality	~~68~~	69
Section 8.03 .	Increased Cost and Reduced Return.	~~68~~	69
Section 8.04 .	Taxes.	~~70~~	71
Section 8.05 .	Base Rate Loans Substituted for Affected Euro-Currency Loans	~~75~~	76
Section 8.06 .	Mitigation Obligations; Replacement of Lenders.	~~75~~	77

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

Section 9.01 .	Legal Existence and Power	~~77~~	78
Section 9.02 .	Legal and Governmental Authorization; No Contravention	~~77~~	78
Section 9.03 .	Binding Effect	~~77~~	78
Section 9.04 .	Taxes	~~77~~	78

ARTICLE 10
GUARANTY

Section 10.01 .	The Guaranty.	~~77~~	79
Section 10.02 .	Guaranty Unconditional	~~78~~	79

Section 10.03 .	Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances	~~79~~	80
Section 10.04 .	Waiver by the Guarantors	~~79~~	80
Section 10.05 .	Subrogation	~~79~~	81
Section 10.06 .	Stay of Acceleration	~~79~~	81
Section 10.07 .	Certain Guarantee Matters	~~80~~	81

ARTICLE 11
MISCELLANEOUS

Section 11.01 .	Notices.	~~80~~	81
Section 11.02 .	No Waivers	~~81~~	83
Section 11.03 .	Expenses; Indemnification.	~~81~~	83
Section 11.04 .	Sharing of Set-offs	~~83~~	84
Section 11.05 .	Amendments and Waivers	~~84~~	85
Section 11.06 .	Successors and Assigns.	~~84~~	86
Section 11.07 .	Collateral	~~88~~	89
Section 11.08 .	Governing Law; Submission to Jurisdiction	~~88~~	89
Section 11.09 .	Counterparts; Integration; Severability	~~88~~	90
Section 11.10 .	Waiver of Jury Trial	~~89~~	90
Section 11.11 .	Confidentiality.	~~89~~	90
Section 11.12 .	USA Patriot Act	~~90~~	91
Section 11.13 .	Termination of Existing Agreement	~~90~~	91
Section 11.14 .	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~90~~	91
Section 11.15 .	Acknowledgments	~~92~~	93

COMMITMENT SCHEDULE PRICING SCHEDULE SCHEDULE 2.19 - Letter of Credit Fronting Sublimit SCHEDULE 5.08 - Existing Liens

PRICING SCHEDULE

SCHEDULE 2.19 -	Letter of Credit Fronting Sublimit
SCHEDULE 5.08 -	Existing Liens

EXHIBIT A -	Form of Note
EXHIBIT B -	[RESERVED]
EXHIBIT C -	Form of Opinion of Special Counsel of the Administrative Agent
EXHIBIT D -	Form of Election to Participate
EXHIBIT E -	Form of Election to Terminate
EXHIBIT F -	[RESERVED]
EXHIBIT G -	Form of Assignment and Assumption Agreement
EXHIBIT H -	~~Form of Parent Guarantor Joinder Agreement~~[RESERVED]
EXHIBIT I -	Form of Extension Agreement
EXHIBIT J -	Form of Principal Borrower Joinder Agreement

“Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans to the same Borrower which are Base Rate Loans at such time or (ii) all Loans which are Euro-Currency Loans in the same currency to the same Borrower having the same Interest Period at such time, provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group of Loans or Groups of Loans from time to time as it would have been in if it had not been so converted or made.
“Guarantee” by any Person means, without duplication, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. It is understood that the amount of any Guarantee of or by any Person shall be deemed to be the lower of (a) the amount of Debt in respect of which such Guarantee exists and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such Guarantee.
“Guarantors” means each of (i) from and after the Closing Date and prior to the Transfer Date, the Parent and the other Parent Guarantors, (ii) prior to the Transfer Date, JCI, as the Principal Borrower and (iii) from and after the Transfer Date, ~~TIFSA~~the Parent, as the Principal Borrower; and “Guarantor” means any one of them.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Holding Company” means a corporation or other legal entity organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development which becomes the direct or indirect owner of the equity interests of the Parent and its Subsidiaries pursuant to a Holding Company Reorganization.

“Holding Company Reorganization” means a transaction or series of transactions pursuant to which the Parent becomes a direct or indirect wholly-owned subsidiary of the Holding Company.
“Increased Commitments” has the meaning set forth in Section 2.20(a).
“Indemnified Person” has the meaning set forth in Section 11.03(b).
“Initial Issuing Lender” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citibank, N.A. and Wells Fargo Bank, National Association.
“Interest Period” means, with respect to each Euro‑Currency Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and all of the Lenders), as the Borrower may elect in such notice; provided that:
(a) any Interest Period which would otherwise end on a day which is not a Euro‑Currency Business Day shall be extended to the next succeeding Euro‑Currency Business Day unless such Euro‑Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro‑Currency Business Day; and
(b) any Interest Period which begins on the last Euro‑Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro‑Currency Business Day of a calendar month; and
(c) any Interest Period applicable to any Loan of any Lender which would otherwise end after the Termination Date for such Lender shall end on the Termination Date for such Lender.
“Intermediate Holding Company” means at any time prior to the Transfer Date any Subsidiary of the Parent that holds, directly or indirectly, capital stock of ~~the Principal Borrower~~JCI.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
“Issuing Lender” means each Initial Issuing Lender and any other Lender that may agree to issue letters of credit hereunder pursuant to an instrument in form reasonably satisfactory to the Principal Borrower, such Lender and the Administrative Agent, in its capacity as issuer of a Letter of Credit hereunder.

Unless the contest otherwise requires, any reference herein to a “Lender” includes each Issuing Lender.
“JCI” means Johnson Controls, Inc., a Wisconsin corporation, and its successors.
~~“JCI Intermediate Holding Company” means at any time any Subsidiary of TIFSA that holds, directly or indirectly, capital stock of JCI.~~
“LC Sublimit” means (i) as to aggregate Letter of Credit Liabilities with respect to all Letters of Credit, $200,000,000 and (ii) as to aggregate Letter of Credit Liabilities with respect to the Letters of Credit issued by any individual Issuing Lender, such Issuing Lender’s Letter of Credit Fronting Sublimit.
“LC Termination Date” means, at any time, the fifth Business Day prior to the earliest Termination Date then in effect as to any Lender.
“Lead Arrangers” means JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce Fenner & Smith Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc. and Wells Fargo Securities LLC in their capacity as joint lead arrangers and joint bookrunners for the credit facility provided hereunder.
“Lender” means each Person listed in the Commitment Schedule, each Additional Lender or Assignee which becomes a Lender pursuant to Section 2.20 or 11.06(c), and their respective successors.
“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor. As used in this definition, (x) “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person and (y) “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise (and “Controlled” has a meaning correlative thereto).
“Lender Parent” means, with respect to any Lender, any Person controlling such Lender.

“New York Office” means the office of the Administrative Agent identified on the signature pages hereof as its New York office, or such other office of the Administrative Agent as it may specify for such purpose by notice to the other parties hereto.
“Notes” means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and “Note” means any one of such promissory notes issued hereunder.
“Notice of Borrowing” has the meaning set forth in Section 2.02.
“Notice of Interest Rate Election” has the meaning set forth in Section 2.15(a).
“Notice of Issuance” has the meaning set forth in Section 2.19(c).
“NYFRB” means the Federal Reserve Bank of New York.
“Other Connection Taxes” means, with respect to the Administrative Agent or a Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Currency” has the meaning set forth in Section 2.18.
“Other Taxes” has the meaning set forth in Section 8.04(b).
“Outstanding Amount” means, as to any Lender at any time, the sum of (i) the aggregate Dollar Amount of Loans made by it outstanding at such time plus (ii) the aggregate Dollar Amount of its Letter of Credit Liabilities at such time.
“Parent” means ~~Tyco~~Johnson Controls International plc, with company number 543654, an Irish public limited company ~~(which intends to change its corporate name to Johnson Controls plc upon or shortly after the consummation of the Merger)~~, and its successors; provided that upon consummation of a Holding Company Reorganization in compliance with Section 5.09, the Holding Company shall thereafter be the Parent for purposes hereof, except that any reference made to the Parent as of a specific date prior to any such Holding Company Reorganization shall continue to refer to ~~Tyco~~Johnson Controls International plc.

“Parent Guarantor” means, from and after the Closing Date and prior to the Transfer Date, each of (i) the Parent, (ii) Tyco Fire & Security Finance S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 29, Avenue de la Porte Neuve, L - 2227 Luxembourg and registered with the Luxembourg trade and company register under number B 190265, and its successors, (iii) ~~prior to the occurrence of the Transfer Event,~~ TIFSA and (iv) any Intermediate Holding Company that (x) on the Closing Date, Guarantees any Debt of the Parent or any of the Parent’s Subsidiaries or (y) becomes a Parent Guarantor after the Closing Date and prior to the Transfer Date pursuant to Section 5.11.
“Parent Guarantor Joinder Agreement” means a joinder agreement in the form attached hereto as Exhibit H.
“Participant” has the meaning set forth in Section 11.06(b).
“Participant Register” has the meaning set forth in Section 11.06(b).
“Participating Member States” means those members of the European Union from time to time which adopt a single, shared currency.
“Payee” has the meaning set forth in Section 2.18.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Party” has the meaning set forth in Section 11.11(a).
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York City from time to time as its Prime Rate.
“Principal Borrower” means (i) from the Signing Date to the Transfer Date, JCI and (ii) thereafter, ~~TIFSA~~the Parent.
“Principal Borrower Joinder Agreement” means a joinder agreement in the form attached hereto as Exhibit J.
“Proceeding” has the meaning set forth for such term in Section 11.03(b).
“Qualified Exchange Offer” means one or more offers to exchange in which (a) at least a majority in aggregate principal amount of JCI’s then outstanding, unsecured, unsubordinated registered notes ~~as of the Signing Date~~and (b) at least a majority in aggregate principal amount of TIFSA’s then outstanding, unsecured, unsubordinated registered notes, in each case, are accepted in exchange for unsecured, unsubordinated notes of ~~TIFSA~~the Parent (which notes shall not have the benefits of any Guarantee by a Subsidiary of ~~TIFSA~~the Parent).
“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31.
“Rate Fixing Date” has the meaning set forth in Section 2.06(b).
“Register” has the meaning set forth in Section 11.06(c).
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Reimbursement Obligation” has the meaning set forth in Section 2.19(e).
“Related Person” has the meaning set forth in Section 11.03(b).
“Required Currency” has the meaning set forth in Section 2.18.
“Required Financial Information” means, at any time:
(i)(a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent and its Consolidated Subsidiaries (prior to the Merger) and of JCI and its Consolidated Subsidiaries (prior to the Merger), in each case for each fiscal year ended after September 25, 2015 and September 30, 2015, respectively, and at least 60 days prior to the Closing Date; (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent and its Consolidated

(k)     no Default shall have occurred and be continuing on the Closing Date;
(l)    the representations and warranties of the Principal Borrower contained in this Agreement shall be true in all material respects on and as of the Closing Date, except to the extent any such representation and warranty (i) expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects; and
(m)    the Administrative Agent shall have received a certificate from an officer of JCI certifying to the accuracy of the conditions precedent contained in clauses (g), (h)(ii), (k) and (l) above;
provided that the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless all of the foregoing conditions are satisfied (or waived), if at all, not later than October 24, 2016 (or, if the Outside Date (as defined in the Merger Agreement as in effect on February 17, 2016) shall have been extended to a later date pursuant to Section 8.1(c) thereof, such later date (but in any event not later than January 24, 2017)). The Administrative Agent shall promptly notify the Principal Borrower, the Lenders and each other party to this Agreement of the Closing Date, and such notice shall be conclusive and binding.
Section 3.03. Transfer Event. The succession of ~~TIFSA~~the Parent to all of the rights and obligations of JCI under this Agreement as the Principal Borrower, and the concurrent release of (x) JCI from all of the rights and obligations under this Agreement as the Principal Borrower and (y) ~~TIFSA~~the Parent from all of the rights and obligations under this Agreement as a Parent Guarantor, shall not occur until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.05):
(a)    the Closing Date shall have occurred;
(b)    JCI ~~and~~, TIFSA and the Parent shall have completed a Qualified Exchange Offer;
(c)    receipt by the Administrative Agent of a Principal Borrower Joinder Agreement, duly executed by ~~TIFSA~~the Parent;
(d)    immediately before and after the Transfer Date, no Default shall have occurred and be continuing; and

(e)    the Administrative Agent shall have received a certificate from an officer or a ~~manager~~director of ~~TIFSA~~the Parent certifying to the accuracy of the conditions precedent contained in clauses (b) and (d).
Upon the satisfaction (or waiver) of the conditions set forth in this Section 3.03, (x) ~~TIFSA~~the Parent shall automatically become the Principal Borrower under this Agreement~~,~~ and accede to all of JCI’s rights and obligations under this Agreement in its capacity as the Principal Borrower ~~and be released from all of the rights and obligations under this Agreement as a Parent Guarantor~~, (y) JCI shall automatically and without further action by any party be released from all of its obligations as, and shall cease to be, the Principal Borrower and (z) each ~~JCI Intermediate Holding Company that is then a~~ Parent Guarantor (~~if any~~including the Parent) shall automatically and without further action by any party be released from all of its obligations as, and shall cease to be, a Parent Guarantor (the “Transfer Event”).
~~To the extent applicable, each Luxembourg Guarantor hereby expressly accepts and confirms (including for the purposes of article 1279 of the Luxembourg civil code) that notwithstanding any assignment, substitution of debtor, subrogation, novation or other transfer made by JCI, in its capacity as Principal Borrower, in accordance with the provisions of this Agreement, the guarantee given by such Luxembourg Guarantor under this Agreement shall be preserved and shall continue to guarantee any present and/or future (as applicable) liabilities incurred under this Agreement by JCI and TIFSA, each in its respective capacity as the previous Principal Borrower and the new Principal Borrower.~~
Section 3.04. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing and the obligation of an Issuing Lender to issue, renew, extend or increase any Letter of Credit is subject to the satisfaction of the following conditions:
(a)    receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or receipt by the applicable Issuing Lender of a Notice of Issuance as required by Section 2.19(c), as the case may be;
(b)    [reserved];
(c)    the fact that, immediately before and after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing; and
(d)    the fact that the representations and warranties of the Principal Borrower and, if the applicable Borrower is other than the Principal Borrower, the Borrower, contained in this Agreement (except the representations and warranties set forth in Sections 4.04(~~b~~c), 4.05 and 4.07) shall be true in all material respects on and as of the date of such Borrowing or issuance, renewal, extension or increase, as applicable, except to the extent any such representation and warranty (i) expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects.
Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower (and by the Principal Borrower if it is not the Borrower) on the date of such Borrowing as to the facts specified in clauses 3.04(c) and 3.04(d).
Section 3.05. First Borrowing by Each Eligible Subsidiary.
(a)    The obligation of each Lender to make a Loan, and the obligation of an Issuing Lender to issue a Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Eligible Subsidiary is subject to the receipt by the Administrative Agent of the following documents:
(i)    an opinion of counsel for such Eligible Subsidiary (which may include internal counsel for such Eligible Subsidiary) (covering customary legal matters for an unsecured bank loan financing); and
(ii)    receipt by the Administrative Agent of: (i) copies of such Eligible Subsidiary’s charter (or equivalent formation document) and by-laws (or equivalent organizational document), and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or analogous Person with respect to such Eligible Subsidiary), (ii) copies of the resolutions or similar authorizing documentation of the governing body of such Eligible Subsidiary authorizing such Eligible Subsidiary to enter into and perform its obligations under the Loan Documents, certified by its Secretary or Assistant Secretary (or analogous Person with respect to such Eligible Subsidiary), (iii) a good standing certificate (or the equivalent thereof, if any, in any foreign jurisdiction) from the jurisdiction of formation of such Eligible Subsidiary and (iv) a customary certificate of the Secretary or Assistant Secretary of such Eligible Subsidiary (or analogous Person with respect to such Eligible Subsidiary) certifying the names and true signatures of such Eligible Subsidiary’s authorized persons, officers and employees authorized to sign this Agreement and the other documents to be delivered by such Eligible Subsidiary hereunder.
(b)    Following the giving of any Election to Participate, if the designation of such Eligible Subsidiary obligates the Administrative Agent or any grossed-up for the customary fees and expenses incurred in connection with such refinancing, extension, renewal or refunding and except as a result of the capitalization or accretion of interest) and is not secured by any additional assets;
(g)    Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) in the case of judgment, attachment or other similar Liens in connection with legal proceedings, do not secure any obligation in an amount exceeding $200,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;
(h)    Liens on proceeds of any assets permitted to be subject to any Lien permitted by this Section 5.08;
(i)    Liens arising in connection with the defeasance of Debt as contemplated by the definition of Debt;
(j)    Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions; and
(k)    ~~(j)~~ Liens not otherwise permitted by the foregoing clauses of this Section 5.08 securing Debt in an aggregate principal amount at any time outstanding not to exceed on the date of incurrence thereof 10% of Consolidated Shareholders’ Equity.
For purposes of determining compliance with this Section 5.08, no Default shall be deemed to have occurred solely as a result of changes in exchange rates for an obligation denominated in a currency other than Dollars (provided that calculations made for a subsequent obligation incurred shall take into account such changes in exchange rates) occurring after the time any Lien is created or assumed.
Section 5.09. Consolidation, Mergers and Sales of Assets. No Loan Party shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Parent and its Consolidated Subsidiaries, taken as a whole, to any other Person; provided that (A) a Loan Party may consolidate or merge with another Person (other than a Loan Party) if such Loan Party is the entity surviving such consolidation or merger and if, immediately after giving effect to such merger, no Default shall have occurred and be continuing, (B) any Loan Party may consolidate or merge with any other Loan Party if immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing; provided that, in any such consolidation or merger to which the Principal Borrower is a party, if the Principal Borrower is not the Person surviving such merger, such surviving Person (1) is a corporation or other legal entity organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development and (2) shall have assumed all obligations of the Principal Borrower under this Agreement and any Note pursuant to an instrument reasonably satisfactory in form and substance to the Administrative Agent, (C) any Eligible Subsidiary may consolidate or merge with any other Eligible Subsidiary, so long as an Eligible Subsidiary is the Person surviving such consolidation or merger, (D) the Parent may consummate a Holding Company Reorganization so long as after giving effect thereto, (v) no Default shall have occurred and be continuing, (w) the Holding Company shall have assumed, pursuant to an instrument in form and substance reasonably satisfactory to the Administrative Agent, the obligations of the Parent under this Agreement, (x) the Administrative Agent shall have received an opinion of counsel with respect to the Holding Company (which, in the case of certain customary matters pertaining to the Holding Company, may include internal counsel for the Holding Company) (covering customary legal matters for an unsecured bank loan financing) and such other evidence of compliance herewith as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent and (y) the Parent shall have provided the Administrative Agent and the Lenders 30 days prior notice of the Holding Company Reorganization, and the Holding Company shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other information relating to such Holding Company that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Act and (E) any Loan Party (other than the Parent) may sell, lease or otherwise transfer its assets to the Parent or to a Consolidated Subsidiary.
Section 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general business purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U.
Section 5.11. Additional Parent Guarantors. ~~No~~Prior to the Transfer Date, no Intermediate Holding Company will Guarantee, or suffer to exist any Guarantee of, any Debt of the Parent or any of the Parent’s Subsidiaries unless such Intermediate Holding Company is, or~~,~~ simultaneously with Guaranteeing such Debt, executes a Parent Guarantor Joinder Agreement and becomes, a Guarantor.

ARTICLE 6
DEFAULTS

Section 6.01. Events of Default. If, on or after the Closing Date, one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:
(a)    any principal of any Loan or any Reimbursement Obligation shall not be paid when due, or any interest, any fees or any other amount payable hereunder, shall not be paid within five Domestic Business Days of the due date therefor;
(b)    any Loan Party shall fail to observe or perform any covenant contained in Sections 5.07 to 5.10, inclusive;
(c)    any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Principal Borrower by the Administrative Agent at the request of any Lender;
(d)    the guaranty provided by any Guarantor under Section 10.01 of this Agreement shall cease to be in full force and effect (other than, for the avoidance of doubt, in accordance with the terms of this Agreement);
(e)    any representation, warranty, certification or statement made by any Loan Party in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);
(f)    any Loan Party or any Consolidated Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;
(g)    any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (any applicable grace or cure period having expired) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof; provided that none of the following shall give rise to a Default: (i) the obligation of any Loan Party or any Subsidiary thereof to prepay or repurchase, or offer to prepay or repurchase, Debt of an acquired Person pursuant to change-of-control provisions in the documentation governing such Debt, (ii) any Default under Debt of an acquired Person that is cured, or which Debt is repaid, within 60 days after the consummation of the acquisition of such Person; (iii) Debt that becomes due as a result of the voluntary transfer of assets securing such Debt; and (iv) prepayments

(c)    The Principal Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid or payable by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, the Principal Borrower shall not be obligated to indemnify any party hereunder pursuant to this Section for penalties, interest or similar liabilities arising therefrom or with respect thereto to the extent such penalties, interest or similar liabilities are attributable to the gross negligence or willful misconduct by such party. In addition, the Principal Borrower agrees to indemnify the Administrative Agent and each Lender for all Excluded Taxes and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Excluded Taxes result from any payment or indemnification pursuant to this Section 8.04(c) for Taxes or Other Taxes imposed by any jurisdiction other than the United States, Ireland or Luxembourg. This indemnification shall be made within 15 days from the date such Lender or the Administrative Agent (as the case may be) makes demand therefor.
(d)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Principal Borrower and the Administrative Agent, at the time or times reasonably requested by the Principal Borrower or the Administrative Agent, such properly completed and executed documentation, or information, reasonably requested by the Principal Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding, or evidence entitlement to exemption from or reduction of withholding tax. In addition, any Lender, if requested by the Principal Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Principal Borrower or the Administrative Agent, or information reasonably requested by the Principal Borrower or the Administrative Agent, as will enable the Principal Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 8.04(e), (f), (g) and (h) below) shall not be required if in the Lender~~’~~s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(e)    Without limiting the foregoing, at the times indicated herein, each Lender organized under the laws of a jurisdiction outside the United States shall were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Principal Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Principal Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Principal Borrower or the Administrative Agent as may be necessary for the Principal Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 8.04(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement, whether or not included in the definition of FATCA.
(h)    Each Lender agrees that if any form, information or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Principal Borrower and the Administrative Agent in writing of its legal inability to do so.
(i)    For any period with respect to which a Lender has failed to provide the Principal Borrower with the appropriate form or information in accordance with Section 8.04(d) or (e) (unless such failure is excused by the terms of Section 8.04(d) or (e)), such Lender shall not be entitled to indemnification under Section 8.04(a) or 8.04(c) with respect to Taxes imposed as a result of such Lender’s failure to provide such form or information; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form or information required hereunder, the Principal Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.
(j)    Each Lender shall severally indemnify the Administrative Agent for any Taxes and Excluded Taxes (but only to the extent that the Principal Borrower has not already indemnified the Administrative Agent for such Taxes and Excluded Taxes and without limiting the obligation, if any, of the Principal Borrower to do so), in each case attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date the Administrative Agent makes demand therefor.
(k)    Each party’s obligations under this Section 8.04 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the

Commitments and the repayment, satisfaction or discharge of all other obligations under any Loan Document.
(l)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes, Excluded Taxes or Other Taxes as to which it has been indemnified by the Principal Borrower or with respect to which the Principal Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to Principal Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Principal Borrower under this Section with respect to the Taxes, Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses with respect to such refund of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Principal Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Principal Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Principal Borrower or any other Person.
Section 8.05. Base Rate Loans Substituted for Affected Euro-Currency Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Euro‑Currency Loans to any Borrower in any currency has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Currency Loans in any currency and the Principal Borrower shall, by at least five Euro‑Dollar Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Principal Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Euro-Currency Loans in such currency to such Borrower shall instead be Base Rate Loans (in the case of Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Lender would otherwise have made in the Alternative Currency) on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans of the other Lenders. If such Lender notifies the Principal Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Currency Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Currency Loans of the other Lenders. If such Loan is converted into an Alternative Currency Loan, such Lender, the Administrative

ARTICLE 10
GUARANTY
Section 10.01. The Guaranty.
(a)    The Principal Borrower hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of, and interest and fees on, each Loan made to and each Reimbursement Obligation incurred by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Principal Borrower shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.
(b)    ~~Each~~Prior to the Transfer Date, each Parent Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of, and interest and fees on, each Loan made to and each Reimbursement Obligation incurred by any Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Borrower under this Agreement. Upon failure by any Borrower to pay punctually any such amount if and when due prior to the Transfer Date, each Parent Guarantor shall (without double counting) forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.
Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a)    any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower under this Agreement or any Note, by operation of law or otherwise (except to the extent the foregoing expressly releases a Guarantor’s obligations under this Article 10);
(b)    any modification or amendment of or supplement to this Agreement or any Note (other than any modification, amendment or supplement of this Article 10 effected in accordance with Section 11.05);
(c)    any release, impairment, non‑perfection or invalidity of any direct or indirect security for any obligation of any Borrower under this Agreement or any Note;

payee against such Borrower with respect to such payment; provided that each Guarantor shall not enforce any payment by way of subrogation unless all principal and interest on the Loans to such Borrower and all other amounts payable by such Borrower under this Agreement have been paid in full in cash.
Section 10.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Borrower under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
Section 10.07. Certain Guarantee Matters. Notwithstanding anything in this Article 10 to the contrary, upon the occurrence of the Transfer Event on the Transfer Date, each of JCI, ~~TIFSA~~the Parent (solely in its capacity as a Parent Guarantor prior to the occurrence of the Transfer Event on the Transfer Date) and each ~~JCI Intermediate Holding Company that is then a~~other Parent Guarantor (if any) shall automatically and without further action by any party be released from any and all guarantee obligations pursuant to this Article 10.
ARTICLE 11
MISCELLANEOUS
Section 11.01. Notices.
(a)    All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: ~~Error! Bookmark not defined.~~(a) in the case of the Principal Borrower at its address or facsimile number set forth below, ~~Error! Bookmark not defined.~~(b) in the case of the Administrative Agent, at its address or facsimile number set forth below, (c) in the case of an Eligible Subsidiary, at its address or facsimile number set forth in its Election to Participate, (d) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (e) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Principal Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 11.01; provided that notices to

EXHIBIT H
~~Form of Parent Guarantor Joinder Agreement~~

~~PARENT GUARANTOR JOINDER AGREEMENT~~

~~Reference is made to the Credit Agreement, dated as of March 10, 2016 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among the Principal Borrower, the Guarantors referred to therein, the Eligible Subsidiaries referred to therein, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.~~

~~NOW, THEREFORE, the Administrative Agent and [__] in its capacity as a Parent Guarantor, hereby agree as follows:~~

~~1. Joinder as Guarantor. In accordance with Section [3.02(j)] / [5.11] of the Credit Agreement, [__] by its signature below becomes a Parent Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Parent Guarantor, but in any event subject to the same terms, provisions and limitations set forth in Article 10 of the Credit Agreement. [__] hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Parent Guarantor. Each reference to a Parent Guarantor in the Credit Agreement shall be deemed to include [__].~~

~~2.     [Joinder as Principal Borrower. Effective on the Transfer Date, TIFSA agrees to be bound as the Principal Borrower under the Credit Agreement with the same force and effect as if it were originally named therein as the Principal Borrower.] To be included in the Parent Guarantor Joinder Agreement for TIFSA only. [RESERVED] To be included in the Parent Guarantor Joinder Agreement for Parent Guarantors other than TIFSA.~~

~~3.    Representations and Warranties. [__] represents and warrants that each of the representations and warranties set forth in the Credit Agreement and applicable to the undersigned is true in all material respects on and as of the date hereof, except to the extent any such representation and warranty (i) expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects.~~

~~4. Severability. Any provision of this Parent Guarantor Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.~~
___________________

1 ~~To be included in the Parent Guarantor Joinder Agreement for TIFSA only.~~
2 ~~To be included in the Parent Guarantor Joinder Agreement for Parent Guarantors other than TIFSA.~~

~~5. Counterparts. This Parent Guarantor Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Parent Guarantor Joinder Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Parent Guarantor Joinder Agreement.~~

~~6.    No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.~~

~~7. Notices. All notices, requests and demands to or upon [__], any Agent or any Lender shall be governed by the terms of Section 11.01 of the Credit Agreement.~~

~~8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.~~

~~9.    [Appointment of Process Agent. [__] hereby irrevocably designates and appoints [NAME OF PROCESS AGENT], with offices at [ADDRESS OF PROCESS AGENT], as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 11.08 of the Credit Agreement. [__] represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. If such agent shall cease so to act, [__] covenants and agrees to designate irrevocably and appoint without delay another such agent reasonably satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.] To be included in the Parent Guarantor Joinder Agreement for any Parent Guarantor that is organized outside of the United States.~~

[~~Signature Pages Follow]~~RESERVED]

_________________________

3 ~~To be included in the Parent Guarantor Joinder Agreement for any Parent Guarantor that is organized outside of the United States.~~

~~IN WITNESS WHEREOF, the undersigned have caused this Parent Guarantor Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.~~

~~[ ]~~
~~By:~~
~~Name:~~
~~Title:~~
~~JPMORGAN CHASE BANK, N.A., as Administrative Agent~~
~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT J
Form of Principal Borrower Joinder Agreement

PRINCIPAL BORROWER JOINDER AGREEMENT

Reference is made to the Credit Agreement, dated as of March 10, 2016 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among the Principal Borrower and the Guarantors referred to therein, the Eligible Subsidiaries referred to therein, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

NOW, THEREFORE, the Administrative Agent and ~~TIFSA~~the Parent in its capacity as a Principal Borrower, hereby agree as follows:

1. Joinder as Principal Borrower. In accordance with Section 3.03 of the Credit Agreement, ~~TIFSA~~the Parent by its signature below becomes the Principal Borrower under the Credit Agreement with the same force and effect as if originally named therein as the Principal Borrower, but in any event subject to the same terms, provisions and limitations set forth in the Credit Agreement. ~~TIFSA~~The Parent hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Principal Borrower and a Guarantor. Each reference to a Principal Borrower in the Credit Agreement shall be deemed to be a reference to ~~TIFSA~~the Parent on and after the Transfer Date.

2.    Appointment of Process Agent. ~~TIFSA~~The Parent has irrevocably designated and appointed [NAME OF PROCESS AGENT], with offices at [ADDRESS OF PROCESS AGENT], as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 11.08 of the Credit Agreement. If such agent shall cease so to act, ~~TIFSA~~the Parent covenants and agrees to designate irrevocably and appoint without delay another such agent reasonably satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.

3.    Severability. Any provision of this Principal Borrower Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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4.    Counterparts. This Principal Borrower Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Principal Borrower Joinder Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Principal Borrower Joinder Agreement.

5.    No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon ~~TIFSA~~the Parent, any Agent or any Lender shall be governed by the terms of Section 11.01 of the Credit Agreement.

7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Principal Borrower Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

~~TYCO~~JOHNSON CONTROLS INTERNATIONAL ~~FINANCE S.A.~~PLC, as Principal Borrower
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

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